Exhibit 99.1

Company contacts:

Bob Blair

Western Digital Investor Relations

949.672.7834

robert.blair@wdc.com

Steve Shattuck

Western Digital Public Relations

949.672.7817

steve.shattuck@wdc.com

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL ANNOUNCES FINANCIAL RESULTS FOR

FOURTH QUARTER AND FISCAL YEAR 2015

IRVINE, Calif. — July 29, 2015 — Western Digital® Corp. (NASDAQ: WDC) today reported revenue of $3.2 billion and net income of $220 million, or $0.94 per share, for its fourth fiscal quarter ended July 3, 2015. On a non-GAAP basis, net income was $356 million, or $1.51 per share. In the year-ago quarter, the company reported revenue of $3.7 billion and net income of $317 million, or $1.32 per share. Non-GAAP net income in the year-ago quarter was $445 million, or $1.85 per share.

The company generated $488 million in cash from operations during the fourth fiscal quarter, ending with total cash and cash equivalents of $5.0 billion. It utilized $198 million to repurchase 2.0 million shares of its common stock. On May 5, the company declared a cash dividend of $0.50 per share of its common stock, which was paid on July 15.

For the 2015 fiscal year, the company achieved revenue of $14.6 billion and net income of $1.5 billion, or $6.18 per share, compared to fiscal year 2014 revenue of $15.1 billion and net income of $1.6 billion, or $6.68 per share. On a non-GAAP basis, fiscal year 2015 net income was $1.8 billion, or $7.76 per share, compared to fiscal year 2014 net income of $2.0 billion, or $8.10 per share. The company generated $2.2 billion in cash from operations during the 2015 fiscal year and it utilized $1.4 billion for dividends and share repurchases.

Western Digital Announces Financial Results for Fourth Quarter and Fiscal Year 2015

“I am satisfied with our execution and performance in the fourth fiscal quarter in light of the weak PC market,” said Steve Milligan, president and chief executive officer. “Our financial performance reflects our strong product and technology positioning coupled with solid execution. We remain positive about the opportunity to create long term value in the evolving storage ecosystem.”

The investment community conference call to discuss these results will be broadcast live over the Internet today at 2 p.m. Pacific/5 p.m. Eastern. The live and archived conference call webcast can be accessed online at investor.wdc.com. The telephone replay number is 1-800-348-3536 in the U.S. or +1-203-369-3257 for international callers.

About Western Digital

Founded in 1970, Western Digital Corp. (NASDAQ: WDC), Irvine, Calif., is an industry-leading developer and manufacturer of storage solutions that enable people to create, manage, experience and preserve digital content. Its HGST and WD® subsidiaries are long-time innovators in the storage industry. Western Digital Corporation is responding to changing market needs by providing a full portfolio of compelling, high-quality storage products with effective technology deployment, high efficiency, flexibility and speed. Our products are marketed under the HGST, WD and G-Technology™ brands to OEMs, distributors, resellers, cloud infrastructure providers and consumers. Financial and investor information is available on the company’s Investor Relations website at investor.wdc.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning its product and technology positioning, execution and market opportunities. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including: volatility in global economic conditions; business conditions and growth in the storage ecosystem; pricing trends and fluctuations in average selling prices; the availability and cost of commodity materials and specialized product components; actions by competitors;

Western Digital Announces Financial Results for Fourth Quarter and Fiscal Year 2015

unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-Q filed with the SEC on May 12, 2015, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect new information or events.

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Western Digital, WD and the WD logo are registered trademarks in the U.S. and other countries. HGST trademarks are intended and authorized for use only in countries and jurisdictions in which HGST has obtained the rights to use, market and advertise the brand. Other marks may be mentioned herein that belong to other companies.

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions; unaudited)

	Jul. 3, 2015	Jun. 27, 2014
ASSETS
Current assets:
Cash and cash equivalents	$5,024	$4,804
Short-term investments	262	284
Accounts receivable, net	1,532	1,989
Inventories	1,368	1,226
Other current assets	331	417

Total current assets	8,517	8,720
Property, plant and equipment, net	2,965	3,293
Goodwill	2,766	2,559
Other intangible assets, net	332	454
Other non-current assets	601	473

Total assets	$15,181	$15,499

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,881	$1,971
Accrued arbitration award	—	758
Accrued expenses	470	412
Accrued compensation	330	460
Accrued warranty	150	119
Short-term debt	255	—
Current portion of long-term debt	156	125

Total current liabilities	3,242	3,845
Long-term debt	2,156	2,313
Other liabilities	564	499

Total liabilities	5,962	6,657
Total shareholders’ equity	9,219	8,842

Total liabilities and shareholders’ equity	$15,181	$15,499

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts; unaudited)

	Three Months Ended		Years Ended
	Jul. 3, 2015	Jun. 27, 2014	Jul. 3, 2015	Jun. 27, 2014
Revenue, net	$3,191	$3,651	$14,572	$15,130
Cost of revenue	2,261	2,622	10,351	10,770

Gross profit	930	1,029	4,221	4,360

Operating expenses:
Research and development	381	426	1,646	1,661
Selling, general and administrative	190	202	773	761
Charges related to arbitration award	—	13	15	52
Employee termination, asset impairment and other charges	104	36	176	95

Total operating expenses	675	677	2,610	2,569

Operating income	255	352	1,611	1,791
Net interest and other	(8)	(5)	(34)	(39)

Income before income taxes	247	347	1,577	1,752
Income tax provision	27	30	112	135

Net income	$220	$317	$1,465	$1,617

Income per common share:
Basic	$0.95	$1.35	$6.31	$6.88

Diluted	$0.94	$1.32	$6.18	$6.68

Weighted average shares outstanding:
Basic	231	234	232	235

Diluted	235	241	237	242

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions; unaudited)

	Three Months Ended		Years Ended
	Jul. 3, 2015	Jun. 27, 2014	Jul. 3, 2015	Jun. 27, 2014
Operating Activities
Net income	$220	$317	$1,465	$1,617
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	250	308	1,114	1,244
Stock-based compensation	45	31	162	156
Deferred income taxes	19	53	28	(13)
Gain from insurance recovery	—	—	(37)	(65)
Loss on disposal of assets	3	7	17	40
Non-cash portion of employee termination, asset impairment and other charges	74	36	86	62
Other non-cash operating activities, net	—	5	—	9
Changes in operating assets and liabilities, net	(123)	(44)	(593)	(234)

Net cash provided by operating activities	488	713	2,242	2,816

Investing Activities
Purchases of property, plant and equipment	(156)	(161)	(612)	(628)
Acquisitions, net of cash acquired	(10)	—	(257)	(823)
Purchases of investments	(170)	(91)	(857)	(561)
Proceeds from sales and maturities of investments	103	72	768	72
Proceeds from sale of property, plant and equipment	—	—	7	—
Other investing activities, net	(8)	—	(2)	4

Net cash used in investing activities	(241)	(180)	(953)	(1,936)

Financing Activities
Employee stock plans, net	55	75	167	215
Repurchases of common stock	(198)	(272)	(970)	(816)
Dividends paid to shareholders	(116)	(70)	(396)	(259)
Proceeds from debt, net of issuance costs	255	—	255	2,992
Repayment of debt	(31)	(31)	(125)	(2,517)

Net cash used in financing activities	(35)	(298)	(1,069)	(385)

Net increase in cash and cash equivalents	212	235	220	495
Cash and cash equivalents, beginning of period	4,812	4,569	4,804	4,309

Cash and cash equivalents, end of period	$5,024	$4,804	$5,024	$4,804

WESTERN DIGITAL CORPORATION

GAAP TO NON-GAAP NET INCOME RECONCILIATION

(in millions, except per share amounts; unaudited)

	Three Months Ended		Years Ended
	Jul. 3, 2015	Jun. 27, 2014	Jul. 3, 2015	Jun. 27, 2014
GAAP net income	$220	$317	$1,465	$1,617
Non-GAAP adjustments:
Amortization of intangible assets	28	47	163	195
Employee termination, asset impairment and other charges	104	36	176	95
Charges related to arbitration award	—	13	15	52
Acquisition-related adjustments	—	—	3	13
Flood-related insurance recovery	—	—	(37)	(65)
Other	4	32	55	54

Non-GAAP net income	$356	$445	$1,840	$1,961

Diluted net income per common share:
GAAP	$0.94	$1.32	$6.18	$6.68

Non-GAAP	$1.51	$1.85	$7.76	$8.10

Weighted average shares outstanding:
Diluted	235	241	237	242

The table above sets forth non-GAAP net income and non-GAAP diluted net income per common share. These non-GAAP net income and diluted net income per common share measures exclude amortization of intangible assets related to acquisitions, certain employee termination, asset impairment and other charges, certain charges related to an arbitration award and other charges that are unusual, non-recurring or may not be indicative of ongoing operations. The Company believes that non-GAAP net income and non-GAAP earnings per share are useful measures to investors as an alternative method for measuring the Company’s earnings performance and comparing it against prior periods. The presentation of these adjusted amounts vary from numbers presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. The tax effect of the aforementioned items was not material to the condensed consolidated statements of income for the three and twelve month periods ended July 3, 2015 and June 27, 2014.